Exhibit 99.1

Stride Reports Record Revenue and Earnings

Earnings Per Share Grows 400% since 2020

RESTON, Va.--(BUSINESS WIRE)--August 15, 2023--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced the results from its fourth fiscal quarter and full fiscal year ended June 30, 2023.

Fiscal 2023 Highlights Compared to 2022

  Revenue of $1,837.4 million, compared with $1,686.7 million, driven by in-year enrollment strength and increases in revenue per enrollment.
  Income from operations of $165.5 million, compared with $156.6 million.
  Net income of $126.9 million, compared with $107.1 million.
  Diluted net income per share of $2.97, compared with $2.52.
  Adjusted operating income of $201.0 million, compared with $188.2 million. (1)
  Adjusted EBITDA of $296.2 million, compared with $273.1 million. (1)

Fiscal 2023 Summary Financial Metrics

	Year Ended June 30,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,837,358	$1,686,666	$150,692	8.9%

Income from operations	165,499	156,628	8,871	5.7%
Adjusted operating income (1)	201,027	188,166	12,861	6.8%

Net income	126,867	107,130	19,737	18.4%
Net income per share, diluted	2.97	2.52	0.45	17.9%

EBITDA (1)	275,857	254,542	21,315	8.4%
Adjusted EBITDA (1)	296,177	273,112	23,065	8.4%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter Fiscal 2023 Highlights Compared to 2022

  Revenue of $483.5 million, compared with $455.2 million.
  Income from operations of $53.9 million, compared with $46.1 million.
  Net income of $43.4 million, compared with $28.1 million.
  Diluted net income per share of $1.01, compared with $0.66.
  Adjusted operating income of $64.4 million, compared with $53.5 million. (1)
  Adjusted EBITDA of $88.8 million, compared with $74.7 million. (1)

Fourth Quarter Fiscal 2023 Summary Financial Metrics

	Three Months Ended June 30,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$483,489	$455,211	$28,278	6.2%

Income from operations	53,946	46,096	7,850	17.0%
Adjusted operating income (1)	64,430	53,473	10,957	20.5%

Net income	43,372	28,090	15,282	54.4%
Net income per share, diluted	1.01	0.66	0.35	53.0%

EBITDA (1)	83,648	70,546	13,102	18.6%
Adjusted EBITDA (1)	88,772	74,652	14,120	18.9%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Year Ended
	June 30,		Change 2023 / 2022		June 30,		Change 2023 / 2022
	2023	2022	$	%	2023	2022	$	%
	(In thousands, except percentages)

General Education	$295,402	$338,343	$(42,941)	(12.7%)	$1,131,391	$1,273,783	$(142,392)	(11.2%)
Career Learning
Middle - High School	156,668	91,479	65,189	71.3%	586,770	321,416	265,354	82.6%
Adult	31,419	25,389	6,030	23.8%	119,197	91,467	27,730	30.3%
Total Career Learning	188,087	116,868	71,219	60.9%	705,967	412,883	293,084	71.0%
Total Revenues	$483,489	$455,211	$28,278	6.2%	$1,837,358	$1,686,666	$150,692	8.9%

Enrollment Data

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2023 / 2022		June 30,		2023 / 2022
	2023	2022	#	%	2023	2022	#	%
	(In thousands, except percentages)

General Education (1)	110.6	136.5	(25.9)	(19.0%)	112.3	143.2	(30.9)	(21.6%)
Career Learning (1)(2)	65.5	41.9	23.6	56.3%	65.9	41.9	24.0	57.3%
Average Enrollment	176.1	178.4	(2.3)	(1.3%)	178.2	185.1	(6.9)	(3.7%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2023 / 2022		June 30,		2023 / 2022
	2023	2022	$	%	2023	2022	$	%

General Education	$2,455	$2,266	$189	8.3%	$9,270	$8,104	$1,166	14.4%
Career Learning	2,389	2,177	212	9.7%	8,885	7,640	1,245	16.3%

Cash Flow and Capital Allocation

As of June 30, 2023, the Company’s cash and cash equivalents totaled $410.8 million, compared with $389.4 million reported at June 30, 2022.

Capital expenditures for fiscal year ended June 30, 2023 were $66.5 million, compared to $67.6 million in fiscal year 2022, and were comprised of $4.3 million of property and equipment, $45.0 million of capitalized software development, and $17.2 million of capitalized curriculum development.

Fiscal Year 2024 Outlook

The Company will provide an outlook for fiscal year 2024 when it reports results for the first quarter of fiscal year 2024, anticipated to be released in October 2023. No separate guidance communication, or enrollment counts, for fiscal 2024 will be provided before that time.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2023 financial results during a conference call scheduled for Tuesday, August 15, 2023 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/973677329. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) and provide the conference ID number 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/973677329 as soon as it is available.

About Stride Inc.

At Stride, Inc. (NYSE: LRN), we are reimagining learning—where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed millions of people’s teaching and learning experiences by providing innovative, high-quality, tech-enabled education solutions, curriculums, and programs directly to students, schools, the military, and enterprises in primary, secondary, and postsecondary settings. Stride is a premier provider of K–12 education for students, schools, and districts, including career learning services through middle and high school curriculums. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and twelve months ended June 30, 2023 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Annual Report on Form 10-K for the year ended June 30, 2023, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In thousands except share and per share data)
Revenues	$483,489	$455,211	$1,837,358	$1,686,666
Instructional costs and services	311,408	287,534	1,190,288	1,090,191
Gross margin	172,081	167,677	647,070	596,475
Selling, general, and administrative expenses	118,135	121,581	481,571	439,847
Income from operations	53,946	46,096	165,499	156,628
Interest expense, net	(2,070)	(2,036)	(8,404)	(8,277)
Other income (expense), net	5,858	(5,568)	15,452	(1,277)
Income before income taxes and income (loss) from equity method investments	57,734	38,492	172,547	147,074
Income tax expense	(14,468)	(10,337)	(45,346)	(40,088)
Income (loss) from equity method investments	106	(65)	(334)	144
Net income attributable to common stockholders	$43,372	$28,090	$126,867	$107,130
Net income attributable to common stockholders per share:
Basic	$1.02	$0.67	$3.00	$2.58
Diluted	$1.01	$0.66	$2.97	$2.52
Weighted average shares used in computing per share amounts:
Basic	42,434,397	41,896,039	42,286,392	41,451,101
Diluted	42,849,355	42,574,712	42,728,108	42,441,524

STRIDE, INC. CONSOLIDATED BALANCE SHEETS
	June 30,
	2023	2022
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$410,807	$389,398
Accounts receivable, net of allowance of $30,031 and $26,993	463,722	418,558
Inventories, net	36,716	36,003
Prepaid expenses	24,817	25,974
Other current assets	129,137	80,601
Total current assets	1,065,199	950,534
Operating lease right-of-use assets, net	69,508	85,457
Property and equipment, net	52,332	61,537
Capitalized software, net	83,465	71,800
Capitalized curriculum development costs, net	50,787	50,580
Intangible assets, net	74,771	88,669
Goodwill	246,676	241,022
Deferred tax asset	8,776	—
Deposits and other assets	109,152	93,946
Total assets	$1,760,666	$1,643,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$48,854	$61,997
Accrued liabilities	76,626	63,200
Accrued compensation and benefits	57,426	73,027
Deferred revenue	76,159	53,630
Current portion of finance lease liability	35,621	37,389
Current portion of operating lease liability	14,449	12,830
Total current liabilities	309,135	302,073
Long-term finance lease liability	21,278	28,888
Long-term operating lease liability	59,425	75,127
Long-term debt	413,035	411,438
Deferred tax liability	—	3,205
Other long-term liabilities	10,497	10,233
Total liabilities	813,370	830,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,339,048 and 48,112,664 shares issued; and 43,004,305 and 42,777,921 shares outstanding, respectively	4	4
Additional paid-in capital	695,480	687,454
Accumulated other comprehensive income (loss)	(35)	143
Retained earnings	354,329	227,462
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	947,296	812,581
Total liabilities and stockholders' equity	$1,760,666	$1,643,545

STRIDE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended
	June 30,
	2023	2022
	(In thousands)
Cash flows from operating activities
Net income	$126,867	$107,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	110,358	97,914
Stock-based compensation expense	20,320	18,570
Deferred income taxes	(10,373)	1,190
Provision for credit losses	9,158	15,673
Amortization of fees on debt	1,597	1,573
Noncash operating lease expense	14,728	19,810
Other	(1,966)	9,949
Changes in assets and liabilities:
Accounts receivable	(54,908)	(57,501)
Inventories, prepaid expenses, deposits and other current and long-term assets	(19,389)	4,798
Accounts payable	(11,999)	11
Accrued liabilities	24,132	7,598
Accrued compensation and benefits	(15,473)	(7,465)
Operating lease liability	(12,243)	(20,742)
Deferred revenue and other liabilities	22,341	8,376
Net cash provided by operating activities	203,150	206,884
Cash flows from investing activities
Purchase of property and equipment	(4,336)	(9,748)
Capitalized software development costs	(44,973)	(42,191)
Capitalized curriculum development costs	(17,239)	(15,687)
Sale of other investments	60	5,261
Acquisition of assets	(1,409)	—
Other acquisitions, loans and investments, net of distributions	(1,652)	(3,899)
Proceeds from the maturity of marketable securities	91,879	40,163
Purchases of marketable securities	(140,570)	(84,657)
Net cash used in investing activities	(118,240)	(110,758)
Cash flows from financing activities
Repayments on finance lease obligations	(42,956)	(33,011)
Payments of contingent consideration	(7,024)	—
Payments of deferred purchase consideration	—	(22,858)
Proceeds from exercise of stock options	20	414
Repurchase of restricted stock for income tax withholding	(13,541)	(37,855)
Net cash used in financing activities	(63,501)	(93,310)
Net change in cash, cash equivalents and restricted cash	21,409	2,816
Cash, cash equivalents and restricted cash, beginning of period	389,398	386,582
Cash, cash equivalents and restricted cash, end of period	$410,807	$389,398

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as net income (loss) as adjusted for interest (income) expense, net; other (income) expense, net; income tax expense; (income) loss from equity method investments; and depreciation and amortization.
  Adjusted EBITDA is defined as net income (loss) as adjusted for interest (income) expense, net; other (income) expense, net; income tax expense; (income) loss from equity method investments; depreciation and amortization; and stock-based compensation
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In thousands)
Income from operations	$53,946	$46,096	$165,499	$156,628
Amortization of intangible assets	5,360	3,271	15,208	12,968
Stock-based compensation expense	5,124	4,106	20,320	18,570
Adjusted operating income	64,430	53,473	201,027	188,166

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Net income	$43,372	$28,090	$126,867	$107,130
Interest (income) expense, net	2,070	2,036	8,404	8,277
Other (income) expense, net	(5,858)	5,568	(15,452)	1,277
Income tax expense	14,468	10,337	45,346	40,088
(Income) loss from equity method investments	(106)	65	334	(144)
Depreciation and amortization	29,702	24,450	110,358	97,914
EBITDA	83,648	70,546	275,857	254,542
Stock-based compensation expense	5,124	4,106	20,320	18,570
Adjusted EBITDA	$88,772	$74,652	$296,177	$273,112

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com